Schedule 14C
                                 (Rule 14c-101)

                INFORMATION REQUIRED IN THE INFORMATION STATEMENT
                            SCHEDULE 14c INFORMATION

                Information   Statement   Pursuant  to  Section   14(c)  of  the
Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

         [x]      Preliminary Information Statement

         [  ]     Confidential, for Use of the Commission Only (as permitted by
                  Rule 14c-5(d)(2))

         [  ]     Definitive Information Statement

                               CAREADVANTAGE, INC.
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                  (Name of Registrant As Specified In Charter)

         Payment of filing fee (Check the appropriate box):

         [x]      No Fee Required.

         [  ]     Fee computed on table below per Exchange Act Rules 14c-5(g)
                  and 0-11

         (1) Title of each class of securities to which transaction applies:

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         (2) Aggregate number of securities to which transaction applies:

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         (3) Per unit price or other  underlying  value of transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth in the amount on which the filing fee is calculated and state how it was determined):

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


         (4) Proposed maximum aggregate value of transaction:

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         (5) Total fee paid:

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         [  ] Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:
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         (2)  Form, Schedule or Registration Statement No.:
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         (3)  Filing Party:
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         (4)  Date Filed:
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

           THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE
                           MANAGEMENT OF THE COMPANY

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                               CareAdvantage, Inc.
                               485-C Route 1 South
                            Iselin, New Jersey 08830

                              INFORMATION STATEMENT

         This Information Statement is furnished to holders of shares of common stock, par value $.001 per share (the "Common Stock"), of CareAdvantage, Inc. (the "Company"). The purpose of this Information Statement is to notify stockholders that on November 30, 2000 the Company received written consent (the "Written Consent") from certain of the principal stockholders of the Company (identified in the Section entitled "Voting Securities and Principal Holders Thereof") holding 75,234,840 shares of Common Stock, or more than 90% of the total issued and outstanding shares of Common Stock of the Company, approving an amendment to the Company's Certificate of Incorporation (the "Charter Amendment") and an amendment to the Company's Amended and Restated Stock Option Plan (the "Plan Amendment")(the Charter Amendment and the Plan Amendment are sometimes collectively referred to herein as the "Amendments"). The Charter Amendment increases the authorized capital stock of the Company, as described below, and the Plan Amendment increases the number of shares authorized under the Amended and Restated Stock Option Plan (the "Plan") from 18,648,000 shares to 22,648,000 shares, and beginning January 1, 2002, increases the number of shares authorized for issuance under the Plan pursuant to non-qualified options by three percent (3%) annually.

         The Board of Directors of the Company approved the Amendments on November 30, 2000 and recommended that the Amendments be submitted to the Company's stockholders for their approval. The Board of Directors believes that the proposed increase in the authorized capital stock and increase in shares authorized for issuance pursuant to the Plan is beneficial to the Company.

         This Information Statement is being mailed on or about December 29, 2000 to stockholders of record on December 11, 2000 (the "Record Date"). The Amendments will not become effective until 20 days after the mailing date. Expenses in connection with the distribution of this Information Statement, which are anticipated to be less than $10,000, will be paid by the Company. As of the Record Date, 83,534,256 shares of Common Stock were issued and outstanding.

                  AMENDMENT TO CERTIFICATE OF INCORPORATION TO
                        INCREASE AUTHORIZED CAPITAL STOCK

         The Company is currently authorized to issue 103,600,000 shares of Common Stock, of which 83,534,256 shares are issued and outstanding, and 10,000,000 shares of preferred stock, par value $.10 per share, of which no shares are issued and outstanding. The Board of Directors believes that it is in the best interests of both the Company and its stockholders to increase the authorized Common Stock to 200,000,000 shares. This Charter Amendment has been adopted by the Board of Directors and consented to in writing by stockholders holding more than 90% of the outstanding shares of Common Stock. Neither the par value of the Common Stock nor any rights presently accruing to holders of Common Stock would be affected by this increase. The Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, not to proceed with the increase of the authorized capital stock of the Company if, at any time prior to filing the amendment with the Secretary of State of Delaware, the Board of Directors, in its sole discretion, determines that the increase in the authorized capital stock of the Company is no longer in the best interests of the Company and its stockholders.

Vote Required; Manner of Approval

         Approval to increase the authorized capital stock under the Delaware General Corporation Law (the "DGCL") requires the affirmative vote of the holders of a majority of the outstanding shares of voting stock of the Company. The Company has no class of voting stock outstanding other than the Common Stock.

         Section 228 of the DGCL provides in substance that, unless the Company's certificate of incorporation provides otherwise, stockholders' may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting. Under the applicable provisions of the DGCL, this action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

         In accordance with the DGCL, the Company received the affirmative vote on the Charter Amendment of more than a majority of the outstanding shares of Common Stock. As a result, no vote or proxy is required by the stockholders to implement the Charter Amendment.

         Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, the Plan Amendment cannot take effect until 20 days after this Information Statement is sent to the Company's stockholders. The Charter Amendment will become effective upon its filing with the Secretary of State of Delaware on or about January 19, 2001, 20 days after the mailing of this Information Statement.

      -


Reasons for Increase in Authorized Capital Stock

         The Board of Directors considers the proposed increase to be in the best interests of the Company and its stockholders. The proposed increase ensures that a sufficient number of shares of Common Stock will be available for possible future transactions, including, among others, acquisitions, stock splits, stock dividends, employee benefit plans, stock bonus and award plans, satisfaction of debt, and other general corporate purposes. The Company presently has 18,648,000 shares of Common Stock authorized for issuance under the Company's Amended and Restated Stock Option Plan (subject to the increase pursuant to the Plan Amendment discussed below) and 2,072,000 shares of Common Stock authorized for issuance under the Company's Amended and Restated Directors' Stock Option Plan. Therefore, there are very few shares of Common Stock available for other issuances. The Company has no present plans for any such issuances, except for the issuance of shares of Common Stock in satisfaction of corporate debt, as described below.

         If additional shares are issued, the percentage ownership interests of existing stockholders will be reduced. It is possible that shares of Common Stock may be issued at a time and under circumstances that may increase or decrease earnings per share and increase or decrease the book value per share of shares presently held.

         Although the Company's Board of Directors believes that the proposed changes to the present Certificate of Incorporation are beneficial to stockholders, the provisions may have the effect of rendering the Company less attractive to potential hostile acquirors. Therefore, the action may have the effect of discouraging future takeover attempts from which stockholders may, or may not, obtain a premium for their shares over current market prices. The provisions also render the removal of the incumbent Board of Directors more difficult. The Board of Directors believes, however, that the potential benefits outweigh these possible disadvantages. Moreover, because BCBS and Healthcare, in the aggregate, own more than 90% of the outstanding Common Stock, the possibility of any potential attempted hostile change in control is unlikely.

         As noted above, one of the purposes for the increase is to enable the Company to issue shares of its Common Stock in satisfaction of corporate debt. The Company and its subsidiaries are indebted to Horizon Blue Cross and Blue
Shield  of  New  Jersey  ("BCBS")  and  its  wholly  owned  subsidiary,  Horizon
Healthcare of New Jersey, Inc. ("Healthcare") in the aggregate amount of $1,577,740. The debt owed to BCBS is pursuant to a promissory note of the Company in the face amount of $1,862,823 having an unpaid principal balance of $692,571 and accrued and unpaid interest of $40,139 as of November 1, 2000 (the "Promissory Note"). The obligation to Healthcare in the amount of $839,000 plus accrued and unpaid interest of $6,030 as of November 1, 2000 arises from the settlement described in the Company's Form 10-KSB for the fiscal year ended December 31, 1999 among the Company, Allied Specialty Care Services, Inc. and Healthcare (see Settlement Agreement filed as an Exhibit to the Company's Form 10-QSB for the quarter ending September 30, 2000). The Company, BCBS and Healthcare have entered into a Satisfaction of Debt Agreement whereby the Company has agreed to issue shares of its Common Stock in full payment and satisfaction of both the Promissory Note and the settlement. The number of shares to be issued will be equal to the sum of (A) the amount of the obligation divided by the greater of (i) the average mean between the closing bid and asked price per share of Common Stock for the 20 trading days ending of the fifth business day preceding the closing of the settlement, or (ii) twelve cents ($.12), plus (B) that number of additional shares of Common Stock equal to 20% of the number of shares specified in clause (A). The satisfaction of these obligations by the issuance of Common Stock preserves the Company's available cash for operations. The Board of Directors believes that the issuance of shares in satisfaction of this debt is in the best interests of the Company.

                        AMENDMENT TO STOCK OPTION PLAN TO
                      INCREASE AUTHORIZED SHARES AVAILABLE

         The Plan Amendment will not affect any provision of the Plan except as set forth below. On November 30, 2000, the Board of Directors approved and recommended the adoption of an amendment to the Plan to increase the number of shares of Common Stock which may be issued upon the exercise of options granted through the Plan, from 18,648,000 shares to 22,648,000 shares, and beginning January 1, 2002, to increase by three percent (3%) annually the number of shares authorized for issuance under the Plan pursuant to non-qualified options. The Plan Amendment amends Section 2 of the Plan as follows:

         An aggregate of 22,648,000 shares of the Company's authorized common stock, $.001 par value ("Common Stock") subject, however, to adjustment or change pursuant to paragraph 12 hereof, shall be reserved for issuance upon the exercise of options which may be granted from time to time in accordance with the Plan ("Options"). Commencing January 1, 2002, and on each subsequent January 1, the number of shares reserved for issuance pursuant to the foregoing sentence shall be increased by three (3%) percent; provided, however, that no shares authorized pursuant to this sentence shall be issued with respect to Incentive Stock Options.

         The purpose of the increase is to provide sufficient shares for option grants to employees, officers and other persons. The Board of Directors has determined that by allowing additional options to be granted, the Plan will work to increase the employees', consultants' and officers' proprietary interest in the Company and to align more closely their interests with the interests of the Company's shareholders. The Plan will also maintain the Company's ability to attract and retain the services of experienced and highly qualified employees and officers.

         Set forth below is a summary of certain significant portions of the Plan.

Terms of the Plan

         The Board of Directors initially adopted the Plan on June 6, 1996, and the stockholders approved the plan on August 23, 1996. Effective January 8, 1999 and January 26, 1999, the Board of Directors approved amendments to the Plan to update the Plan and to increase the number of shares and certain other benefits available under the Plan. The stockholders approved the amendments to the Plan on July 7, 1999.

         The Plan is administered by a Committee of the Board of Directors consisting of at least two members who are "outside directors" as defined in
Section 162(m) of the Internal Revenue Code who are also "disinterested persons" as defined in regulations under the Securities and Exchange Act of 1934. Employees, officers, and other persons selected by the Committee are eligible to receive options under the Plan.

         Under the Plan, as amended, the Company has reserved an aggregate of 22,648,000 shares of Common Stock for issuance pursuant to options granted under the Plan. Beginning on January 1, 2002, and on each subsequent January 1, the number of shares reserved for issuance under the Plan shall be increased by three percent (3%), provided, however, that no shares authorized pursuant to such annual increase shall be issued with respect to incentive stock options. Prior to the Plan Amendment, the Plan reserved an aggregate of 18,648,000 of the Company's authorized common stock for issuance under the Plan.

         Pursuant to the terms of the Plan, the Committee will select the persons to be granted options and will determine: (i) whether to grant a non-qualified stock option and/or an incentive stock option; (ii) the number of shares of the Company's Common Stock that may be purchased upon the exercise of such option; (iii) the time or times when the option becomes exercisable; (iv) the exercise price, which cannot be less than 100% of the fair market value of the Common Stock on the date of grant for incentive stock options (110% of such fair market value for incentive options granted to a person who owns or who is considered to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company); (v) the duration of the option, which cannot exceed ten (10) years; and (vi) the terms and provisions of option agreements, which may differ among recipients, and which, unless the Committee otherwise determines, shall be substantially in the forms attached as exhibits to the Plan. Incentive stock options may only be granted to employees (including officers) of the Company and/or any of its subsidiaries. Non-qualified stock options may be granted to any employees (including employees who have been granted incentive stock options) and other persons who the Committee may select. The Committee may issue non-qualified stock options with an exercise price less than 100% of fair market value of the Common Stock.

         All options granted under the Plan are exercisable during the option grantee's lifetime only by the option holder (or his or her legal representative) and generally only while such option grantee is in the Company's employ. Unless the Committee otherwise provides, in the event an option grantee's employment is terminated other than by death or disability, such person shall have three months from the date of termination to exercise such option to the extent the option was exercisable at such date, but in no event subsequent to the option's expiration date. Unless the Committee otherwise provides, in the event of termination of employment due to death or disability of the option grantee, such person (or such person's legal representative) shall have 12 months from such date to exercise such option to the extent the option was exercisable at the date of termination, but in no event subsequent to the option's expiration date. An optionee may exercise an option by payment of the exercise price via any lawful method authorized by the Committee

         The Plan contains anti-dilution provisions which provide that, in the event of any change in the Company's outstanding capital stock by reason of a stock dividend, recapitalization, stock split, combination, exchange of shares or merger or consolidation, the Committee or the Board shall proportionately adjust the number of shares covered by each option granted and the exercise price per share. The Committee's or Board's determinations in these matters shall be conclusive.

         The Board of Directors has the authority to terminate the Plan as well as to make changes in and additions to such plans. The Plan will terminate on June 6, 2006, unless previously terminated by the Board. However, unless approved by the stockholders of the Company, the Board may not change the aggregate number of shares subject to the Plan, materially modify the requirements of eligibility to such Plan or materially increase the benefits accruing to participants under such Plan.

Federal Income Tax Aspects of the Plan

         Upon the grant of an incentive stock option under the Plan, and upon the exercise of such option, the grantee does not recognize taxable income and the Company will not be entitled to any deduction. If the shares acquired upon exercise are not disposed of within the one-year period beginning on the date of the transfer of the shares to the grantee, nor within the two-year period from the date of the grant of the option, any gain or loss realized by the grantee upon the disposition of such shares will be taxed as long-term capital gain or loss. In such event, the Company will not be entitled to a deduction. If the shares are disposed of within the one year or two-year periods referred to above, the excess of the fair market value of the shares on the date of exercise (or, if less, the fair market value on the date of disposition) over the exercise price will be taxable as ordinary income to the grantee at the time of disposition, and the Company will be entitled to a corresponding deduction.

         Upon the grant of a non-qualified stock option under the Plan, no income will be realized by the grantee and the Company will not be entitled to any deduction. Upon the exercise of such option, the difference between the exercise price and the fair market value of the shares on the date of exercise will be ordinary income to the grantee and will be allowed as a deduction for federal income tax purposes to the Company. When a grantee disposes of shares acquired by the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long or short term capital gain, depending upon the holding period of the shares, which commences upon exercise of the option. If the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as long or short term capital loss, depending upon the holding period of the shares.

         To the extent that a grantee pays all or part of the exercise price by tendering shares owned by the grantee, the normal rules described above apply except that a number of shares received upon such exercise equal to the number of shares surrendered as payment of the option price will have the same tax basis and tax holding period as the shares surrendered.

         New Plan Benefits Table.

         The amounts, if any, of stock options to be awarded to key employees, officers and others is not presently determinable

         Vote required; Manner of Approval.

         Pursuant to Section 13 of the Plan, approval of the stockholders of the Company is required to increase the aggregate number of shares subject to the Plan. In accordance with the DGCL, the Company received the affirmative vote on the Plan Amendment of more than a majority of the outstanding shares of Common Stock. As a result, no vote or proxy is required by the stockholders to implement the Plan Amendment. Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, the Plan Amendment cannot take effect until 20 days after this Information Statement is sent to the Company's stockholders. The Company plans to put the Plan Amendment into effect on or about January 19, 2001, 20 days after the mailing of this Information Statement.

                            COMPENSATION OF DIRECTORS

Generally

         No member of the Board of Directors of the Company presently receives annual remuneration for acting in that capacity, except disinterested Directors who are neither officers nor associated with stockholders. Disinterested Directors are paid $1,000 for each meeting of the Board they attend and are eligible for the grants of options under the Amended and Restated Directors Stock Option Plan, discussed below (the "Director Plan"). Directors are also reimbursed their reasonable out-of-pocket expenses for each attended meeting of the Board or any committee thereof. As of the Record Date, Mr. McDonnell is the only director that has been granted any options pursuant to the Director Plan. Mr. McDonnell was awarded as of January 26, 1999, an option to purchase 300,000 shares of the Company's Common Stock. The option may be exercised at $.08 per share, and becomes exercisable as follows: (a) 100,000 of such shares were immediately exercisable; (b) 66,666 of such shares became exercisable on January 26, 2000; and (c) the remaining 133,334 of such shares become exercisable in 24 equal monthly amounts commencing on February 26, 2000 and on the 26th day of the following 23 months. The market price of the Common Stock on January 26, 1999, the date the option was granted, was $.08 per share.

Directors Stock Option Plan

         The Company adopted the Director Plan on June 6, 1996, and amended it on July 24, 1996. Effective January 26, 1999, the Board of Directors approved amendments to the Director Plan to update the plan and to increase the number of shares and certain other benefits available under the Director Plan. The stockholders approved the amendments to the Director Plan on July 7, 1999.

         Pursuant to the terms of the Director Plan, the Board of Directors may grant non-qualified stock options to non-employee directors (other than directors appointed by CW Venture Partners, III, L.P. or BCBS) and will determine: (i) the number of shares of the Company's Common Stock that may be purchased upon the exercise of such option; (ii) the time or times when the option becomes exercisable; (iii) the exercise price, and (iv) the duration of the option, which cannot exceed ten (10) years. Under the Director Plan, an aggregate of 2% of the Company's authorized number of shares of Common Stock (equal to 2,072,000 shares of Common Stock) is reserved for issuance.

         All options granted under the Director Plan are exercisable during the option grantee's lifetime only by the option grantee (or his or her legal representative). In the event of termination of an option grantee's directorship, such person shall have three months from such date to exercise such option to the extent the option was exercisable as at the date of termination, but in no event subsequent to the option's expiration date. In the event of termination of an option grantee's directorship due to death, such person's legal representative shall have 12 months from such date to exercise such option to the extent the option was exercisable at the date of death, but in no event subsequent to the option's expiration date.

         The Director Plan contains anti-dilution provisions which provide that in the event of any change in the Company's outstanding capital stock by reason of stock dividend, recapitalization, stock split, combination, exchange of shares or merger or consolidation, the Board shall equitably adjust the aggregate number and kind of shares reserved for issuance, and for outstanding options, the number of shares covered by each option and the exercise prices per share.

         The Board of Directors has the authority to terminate the Director Plan with respect to any shares of Common Stock not at the time subject to an option as well as to make changes in and additions to such plans. The plan will terminate on June 6, 2006, unless previously terminated by the Board. However, the Board may not, unless approved by the stockholders of the Company, change the aggregate number of shares subject to the Director Plan, materially change the requirements of eligibility to such plan or materially increase the benefits accruing to participants under such plan.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning the compensation paid or accrued by the Company for each of the three fiscal calendar years ended December 31, 1999, to the individual performing the function of Chief Executive Officer and each of the next four most highly compensated executive officers with compensation in excess of $100,000, during such periods.

                           Summary Compensation Table


----------------------------- -------------- ------------------------------------------------- ------------------ -----------------
                                                                                                   Long Term
                                                                                                 Compensation
                                                       Annual Compensation
----------------------------- -------------- ------------------------------------------------- ------------------ -----------------
                                                                                                   Securities       All Other
Name and Principal             Year Ended        Salary          Bonus       Other Annual          Underlying       Compensation
Position                       December 31,                                  Compensation(2)    Options/SARSs (#)


----------------------------- -------------- ---------------- -------------- ----------------- ------------------ -----------------
David G. Noone                1999           $295,385         $-0-           $-0-              3,600,000          $4,800 (1)
Chief Executive Officer       1998           $-0-             $-0-           $-0-              -0-                $-0-
                              1997           $-0-             $-0-           $-0-              -0-                $-0-

----------------------------- -------------- ---------------- -------------- ----------------- ------------------ -----------------
Richard W. Freeman, M.D.(3)   1999           $275,009         $55,723        $-0-              2,541,000          $4,800 (1)
President &                   1998           $270,162         $-0-           $-0-              -0-                $4,917 (1)
Chief Operating Officer       1997           $261,000         $35,000        $25,000           -0-                $4,750 (1)

----------------------------- -------------- ---------------- -------------- ----------------- ------------------ -----------------
Dennis Mouras                 1999           $155,769         $-0-           $41,538           500,000            $-0-
Executive Vice President,     1998           $-0-             $-0-           $-0-              -0-                $-0-
Marketing & Sales             1997           $-0-             $-0-           $-0-              -0-                $-0-

----------------------------- -------------- ---------------- -------------- ----------------- ------------------ -----------------
David DeBoskey(4)             1999           $107,269         $-0-           $-0-              610,000            $2,718 (1)
Senior Vice President         1998           $ 87,654         $25,000        $-0-              -0-                $2,608 (1)
Finance & Accounting          1997           $ 75,769         $12,500        $-0-              -0-                $1,894 (1)


----------------------------- -------------- ---------------- -------------- ----------------- ------------------ -----------------
Stephen D. Deutsch, M.D.(5)   1999           $300,000         $20,000        $22,937           813,000            $-0-
Senior Vice President and     1998           $300,000         $-0-           $-0-              -0-                $-0-
National Director of CAHS     1997           $267,000         $92,308        $-0-              -0-                $-0-

----------------------------- -------------- ---------------- -------------- ----------------- ------------------ -----------------

-----------------------------------------------------------
(1)  Represents Company matching contributions to a 401(k) profit sharing/savings plan.
(2)  Other  Annual  Compensation  includes  taxable  fringe  benefits and unused accrued vacation days, and, in the case of Mr. Mouras,  advance commissions that were paid.
(3)  Mr. Freeman resigned his employment with the Company effective  October 2, 2000.
(4)  Mr. DeBoskey resigned his employment with the Company effective March 23, 2000.
(5)  Dr. Deutsch's employment with the Company was terminated without cause on October 15, 1999.

Stock Options

         The Company maintains an Amended And Restated Stock Option Plan, pursuant to which incentive and non-qualified options have been granted in the past and are expected to be granted in the future. For a discussion of the Plan, see "Amendment to Stock Option Plan to Increase Authorized Shares Available."

                                          Option Grants in Last Fiscal Year


          -------------------------------- ------------- --------------- --------------- ---------------------
                                                           % of Total
                                                            Options
                                                           Granted to
                                             Options      Employees in      Exercise       Expiration Date
                       Name                  Granted      Fiscal Year      Price per
                                                                             Share
          -------------------------------- ------------- --------------- --------------- ---------------------
          David G. Noone                    3,600,000        24.03%          $0.03       January 07, 2009
          -------------------------------- ------------- --------------- --------------- ---------------------
          Richard W. Freeman, M.D.          2,541,000        16.96%          $0.08       January 26, 2009
          -------------------------------- ------------- --------------- --------------- ---------------------
          Dennis Mouras                       500,000         3.34%          $0.08       January 26, 2009
          -------------------------------- ------------- --------------- --------------- ---------------------
          David G. DeBoskey, CPA              610,000         4.07%          $0.08       January 26, 2009
          -------------------------------- ------------- --------------- --------------- ---------------------
          Stephan D. Deutsch                  813,000         5.43%          $0.08       January 26, 2009
          -------------------------------- ------------- --------------- --------------- ---------------------



                                Aggregated Option Exercises in Last Fiscal Year
                                        and Fiscal Year-End Option Values


                                                      Number of                            Value of
                                                  Shares Underlying                Unexercised In-the-Money
                 Name                          Unexercised Options at                     Options at
                 ----                             December 31, 1999                   December 31, 1999
                                             Exercisable/Unexercisable            Exercisable/Unexercisable
                                             -------------------------            -------------------------

David G. Noone                                     1,200,000/2,400,000                  $187,560/$375,120
Richard W. Freeman, M.D.                            166,667/2,624,333                    $26,050/$410,183
Dennis Mouras                                           0/500,000                           $0/$78,150
David G. DeBoskey, CPA                                  0/610,000                           $0/$95,343
Stephan D. Deutsch                                   166,667/896,333                     $26,050/$140,097

----------------------------------------------------------
Calculated on the basis of the closing Bid price on the OTC Bulletin Board of the Company's Common Stock of $0.1563 on December 31, 1999.

Employment Agreements and Board Appointments

       Noone Employment Agreement

       Effective as of January 8, 1999 the Company entered into an Employment Agreement and Confidentiality, Invention and Non-Compete Agreement of even date therewith with David Noone, its current Chief Executive Officer (collectively, the "Noone Agreements"). The Noone Agreements provide for a one-year term commencing January 8, 1999, with annual compensation of $300,000 per annum. The Company will pay Mr. Noone a severance payment equal to six-month salary if he is terminated upon a "change of control" (as defined below). In addition, Mr. Noone is subject to a non-compete restriction during the term of employment plus two years thereafter. The Noone Agreements further provide for the issuance of stock options as of the commencement date providing Mr. Noone with an option to purchase Common Stock in an amount equal to four (4%) of the Company's capitalization on such date, upon the terms and conditions set forth therein. These options are subject to accelerated vesting, if: (a) the Company's Common Stock reaches certain target levels or (b) either of the Company's two largest shareholders, BCBS and CW Ventures II, L.P. sells or transfers its shares of Common Stock to a non-affiliated party ("Change of Control") for a price at least 300% higher than the average sales price of the Company's Common Stock, during the thirty (30) days prior to his employment with the Company, as reported by Bloomberg Business Services. For this purpose, BCBS and CW Ventures II, L.P. shall not be considered affiliated with each other.

         Pursuant to unanimous written consents of each of the Compensation Committee of the Board of Directors and the Board of Directors of the Company, dated January 8, 1999, David Noone was appointed a "management director" of the Board of Directors effective as of January 8, 1999, filling a vacancy on the Board.

         Mr. Noone's employment agreement was renewed for a one-year term on the same terms and conditions, except the Agreement was amended to increase from six months to one year the amount of compensation that Mr. Noone would receive in the event that his employment was terminated after a change in control of the Company.

         Freeman Employment Agreement

         The Company entered into an Amended and Restated Employment Agreement, dated as of September 29, 1998, with Richard Freeman, M.D., the former President and Chief Operating Officer of the Company and CAHS (the "Freeman Employment Agreement"). The term of the Freeman Employment Agreement commenced on October 30, 1998 and continues for a two-year period, with an additional one-year renewal. Dr. Freeman is entitled to an annual salary of $275,000, plus other benefits set forth therein. The Freeman Employment Agreement provides for a cash bonus in the amount of $95,000 in the event of a "Change in Control of the Company" (as defined therein). The Freeman Employment Agreement also contains a non-compete restriction during the term of Dr. Freeman's employment plus two years thereafter. Dr. Freeman resigned his employment as of October 2, 2000.

         Mouras Employment Agreement

         As of October 25, 2000, the Company entered into an Employment Agreement with Dennis Mouras (the "Mouras Employment Agreement"), the current President and Chief Operating Officer. The Mouras Employment Agreement replaces an earlier agreement between Mr. Mouras and the Company during the time that Mr. Mouras served as the Company's Executive Vice President of Marketing and Sales. The Mouras Employment Agreement continues for a one-year term, after which it renews automatically for successive one-year terms unless terminated by either party on at least sixty days notice prior to an anniversary date. Under the Mouras Employment Agreement, Mr. Mouras is entitled to (a) an annual salary of $285,000, (b) a grant of incentive stock options pursuant to the Company's Stock

Option Plan for 2,500,000 shares, and (c) other benefits set forth therein. Under the Mouras Employment Agreemnt, Mr. Mouras waived unpaid sales commissions to which he was otherwise entitled under his prior agreement. The Mouras Employment Agreement also contains a non-solicitation restriction for one year after Mr. Mouras's employment.


         Minor Employment Agreement

         Effective as of April 17, 2000, the Company entered into an Employment Agreement with R. Christopher Minor, its current Senior Vice President and Chief Financial Officer (the "Minor Agreement"). The term of the Minor Agreement commenced April 19, 2000, and continues for a one-year term, after which it renews automatically for successive one-year terms unless otherwise terminated in accordance with its terms. Under the Minor Agreement, Mr. Minor is entitled to (a) an annual salary of $210,000, (b) an incentive stock option to purchase 500,000 shares of the Company's Common Stock, and (c) other benefits set forth therein. Mr. Minor is subject to a non-compete restriction during the term of his employment and for a period of one year thereafter.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The stockholders executing the Written Consent were BCBS and CW Ventures II, L.P. On the Record Date, BCBS and CW Ventures II, L.P beneficially owned the number of shares of Common Stock set forth below.

         The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of the outstanding Common Stock by (i) any holder of more than five (5%) percent; (ii) each of the Company's officers and directors; and (iii) the directors and officers of the Company as a group:

                                                 Number of Shares
         Name of Beneficial Owner              Beneficially Owned(1)        Percent of Ownership(2)
         ------------------------              ---------------------        -----------------------

Principal Holders:
         Horizon Blue Cross and Blue Shield of
            New Jersey (3)(4)(5)                     37,617,420                         45.03%
         CW Ventures II, L.P.(5)(6)(7)               37,784,087                         45.14%

Management:
         William J. Marino(3)                               334                             *
         Robert J. Pures(3)                                   0                             0%
         Walter Channing, Jr.(5)(6)(7)(8)            37,784,087                         45.14%
         Charles Hartman(5)(6)(7)(8)                 37,784,087                         45.14%
         Barry Weinberg(5)(6)(7)(8)                  37,784,087                         45.14%
         David J. McDonnell(9)(11)                      233,336                             *
         David Noone(10)(11)                          1,900,000                          2.25%
         Dennis Mouras(10)(11)                          277,778                             *
         R. Christopher Minor (10)(11)                        0                             *

         All Directors and executive officers as
         a Group (8 persons) (8)(10)(11)             40,195,201                         47.25%

--------------------------
         * Less than 1%

(1) Beneficial  ownership  is  determined  in  accordance  with the rules of the
Securities and Exchange Commission, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities. Beneficial ownership includes outstanding shares and shares subject to options exercisable within 60 days.

(2) The percent beneficially owned by any person or group who held options exercisable within 60 days has been calculated assuming all such options have been exercised in full and adding the number of shares subject to such options to the total number of shares issued and outstanding.

(3) The business address of Horizon Blue Cross and Blue Shield of New Jersey, Mr. Marino, Chairman of the Board of Directors of the Company, and Mr. Pures, Directors of the Company, is 3 Penn Plaza East, Newark, New Jersey 07105.

(4) In the event that the Services Agreement between the Company and BCBS is terminated by BCBS, CW Ventures II, L.P. ("CW Ventures") will have the right to purchase BCBS's shares in accordance with the terms of the Stockholders Agreement between BCBS and CW Ventures, Inc.

(5) BCBS may be deemed a member of a "group," as such term is used in Section 13(d) of the Exchange Act, with CW Ventures, CW Partners III, L.P., the general partner of CW Ventures ("CW Partners"), and Walter Channing, Charles Hartman and Barry Weinberg, the general partners of CW Partners. BCBS on the one hand, and CW Ventures, CW Partners and Messrs. Channing, Hartman and Weinberg, on the other, disclaim membership in a group for the purpose of Section 13(d) of the Exchange Act or for any other purpose.

(6) The business address of Messrs. Channing and Weinberg, Directors of the Company, and Mr. Hartman is 1041 Third Avenue, New York, New York 10021.

(7) Includes shares of Common Stock issuable upon exercise of the warrants issued to CW Ventures to purchase 166,667 shares of the Company's Common Stock. CW Ventures has sole voting and disposition power over shares owned by it.

(8) Includes 37,617,420 shares directly owned by CW Ventures and 166,667 shares of Common Stock issuable upon exercise of the CW Warrants. Messrs. Channing, Hartman and Weinberg are the general partners of CW Partners, and as such may be deemed to beneficially own such shares and to have shared voting and disposition power over such shares. Messrs. Channing, Hartman and Weinberg disclaim beneficial ownership of such shares except to the extent of their respective direct and indirect partnership interests in CW Ventures.

(9) The business address of Mr. McDonnell, a Director of the Company, is 301 Aqua Court, Naples, Florida 34102.

(10) The business address of Messrs. Mouras and Minor, officers of the Company, and Mr. Noone, Director and Chief Executive Officer of the Company, is 485-C Route 1 South, Iselin, New Jersey 08830.

(11) 233,336 of Mr. McDonnell's shares of Common Stock, 850,000 of Mr. Noone's shares of Common Stock, 277,778 of Mr. Mouras' shares of Common Stock and 1,361,114 of the shares of Common Stock of all directors and executive officers as a group are issuable upon the exercise of stock options to purchase shares of Common Stock that are exercisable on December 11, 2000 or that will be exercisable within 60 days of such date.

                      INTEREST OF CERTAIN PERSONS IN OR IN
                 OPPOSITION TO MATTERS TO BE ACTED UPON MATTERS

         No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed Amendments which is not shared by all other stockholders, except with respect to the Debt Satisfaction Agreement discussed above and to the extent that executive officers (along with all other employees of the Company) are eligible to receive options granted pursuant to the Plan.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company's voting stock.

                 IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND/OR THE AMENDMENTS, PLEASE CONTACT:

                               CareAdvantage, Inc.
                               485-C Route 1 South
                            Iselin, New Jersey 08830
                                 (732) 602-7000


                                            By  order  of the  Board of
                                            Directors of CareAdvantage,
                                            Inc.

                                            David Noone, Chief Executive Officer